Exhibit 1

     The undersigned, pursuant to Rule 13d-1 (f) (1), hereby acknowledge and agree that the foregoing Amendment No. 2 to Schedule 13D is filed on behalf of each of the undersigned. Acknowledged and agreed on this 23rd day of June, 1999


                                                DCRI  L.P.  No. 2, Inc.

                                                By:      /s/  J. Michael Moore
                                                        ------------------------
                                                        J. Michael Moore
                                                        Chief Executive Officer

                                                        /s/ J. Michael Moore
                                                        ------------------------
                                                        J. Michael Moore